Exhibit 99.1

ORIC Pharmaceuticals Reports First Quarter 2024 Financial Results and Operational Updates

Initiated three ORIC-114 Phase 1b expansion cohorts in NSCLC patients with EGFR exon 20 insertion, HER2 exon 20 insertion, or EGFR atypical mutations; updated Phase 1b data expected in the first half of 2025

Presented initial ORIC-944 Phase 1b monotherapy data demonstrating potential best-in-class profile with strong pharmacokinetic, pharmacodynamic, and safety results in patients with prostate cancer; proceeding into combination with AR inhibitor(s) in metastatic prostate cancer

Presented updated ORIC-944 preclinical data at the 2024 AACR Annual Meeting highlighting superior drug properties and synergistic activity in combination with AR inhibitors in prostate cancer models

Strengthened cash position with $125 million private placement financing in January 2024; cash and investments of $331.5 million expected to fund operating plan into late 2026

SOUTH SAN FRANCISCO and SAN DIEGO, CA – May 6, 2024 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended March 31, 2024.

“In the first quarter of 2024, we continued making steady progress across our clinical and preclinical programs, while also strengthening our cash position and runway,” said Jacob M. Chacko, M.D., president and chief executive officer. “Most recently, we announced the selection of provisional recommended phase 2 doses for ORIC-114 that confirm its wide therapeutic index, and we initiated three expansion cohorts in patients with EGFR/HER2 mutated non-small cell lung cancer, including those with active, untreated CNS metastases. For ORIC-944, we presented clinical and preclinical data that further reinforce its promise as a potential best-in-class treatment option for prostate cancer based upon its superior drug properties and clinical half-life versus competitor PRC2 inhibitors. We are laser focused on flawless execution as we continue to advance these two programs towards the initiation of registrational studies, which we anticipate in the second half of 2025.”

First Quarter 2024 and Other Recent Highlights

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

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Announced the completion of the dose escalation portion of the Phase 1b trial of ORIC-114 and the selection of the provisional recommended phase 2 doses.
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Announced first patients dosed across three expansion cohorts in the Phase 1b trial of ORIC-114 in patients with mutated non-small cell lung cancer (NSCLC), including EGFR exon 20 insertion (EGFR exon 20 inhibitor naïve), HER2 exon 20 insertion, and EGFR atypical mutations.

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Initiated an extension cohort to evaluate ORIC-114 for the treatment of patients with first-line, treatment-naïve EGFR exon 20 insertion NSCLC.
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Expect to report updated Phase 1b data in the first half of 2025.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

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Reported initial Phase 1b monotherapy data for ORIC-944 in metastatic prostate cancer supporting advancement into combination development and demonstrating the potential as a best-in-class PRC2 inhibitor, including a clinical half-life of ~20 hours, no signs of CYP autoinduction that was observed with first-generation PRC2 inhibitors, robust target engagement, and a well-tolerated safety profile.
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Presented preclinical data at the 2024 AACR Annual Meeting demonstrating superior preclinical drug properties and synergy data in prostate cancer models, reinforcing the promise of ORIC-944 as a potential best-in-class treatment for combination with AR inhibitors.
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Proceeding with combination of ORIC-944 with AR inhibitor(s) in metastatic prostate cancer and expect to provide a program update in mid-2024.

ORIC-533: a highly potent, orally bioavailable small molecule inhibitor of CD73

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The company is completing a Phase 1b trial and plans to pursue strategic partnership for combination studies.

Discovery Pipeline:

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Presented at the 2024 AACR annual meeting the first preclinical data on ORIC-613, a potential first- and best-in-class development candidate selectively inhibiting PLK4.

Corporate Highlights:

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Strengthened cash position and runway with a $125 million private placement financing from new and existing healthcare specialist funds in January 2024.

First Quarter 2024 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $331.5 million as of March 31, 2024, which the company expects will be sufficient to fund its operating plan into late 2026.

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R&D Expenses: Research and development (R&D) expenses were $22.0 million for the three months ended March 31, 2024, compared to $19.5 million for the three months ended March 31, 2023, an increase of $2.4 million. The increase was due to a net increase in external expenses related to the advancement of product candidates and discovery programs, as well as higher personnel costs, including additional non-cash stock-based compensation of $0.7 million.

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G&A Expenses: General and administrative (G&A) expenses were $7.0 million for the three months ended March 31, 2024, compared to $6.2 million for the three months ended March 31, 2023, an increase of $0.9 million. The increase was primarily due to higher personnel costs, including additional non-cash stock-based compensation of $0.7 million.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-114 and ORIC-944; ORIC-114, ORIC-944 and ORIC-533 clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; the development plans and timelines for ORIC-114, ORIC-944 and ORIC’s other product candidates; the potential advantages of ORIC-114, ORIC-944 and ORIC’s other product candidates and programs; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of registrational studies; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC’s product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2024, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$316,778	$208,187
Prepaid expenses and other current assets	7,305	4,410
Total current assets	324,083	212,597

Long-term investments	14,694	26,852
Property and equipment, net	2,801	2,862
Other assets	9,208	9,696
Total assets	$350,786	$252,007

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,988	$944
Accrued liabilities	12,222	19,514
Total current liabilities	15,210	20,458

Other long-term liabilities	6,931	7,461
Total liabilities	22,141	27,919

Total stockholders' equity	328,645	224,088
Total liabilities and stockholders' equity	$350,786	$252,007

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$21,960	$19,516
General and administrative	7,030	6,162
Total operating expenses	28,990	25,678
Loss from operations	(28,990)	(25,678)

Other income, net	3,979	1,733
Net loss	$(25,011)	$(23,945)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(420)	792
Comprehensive loss	$(25,431)	$(23,153)
Net loss per share, basic and diluted	$(0.37)	$(0.53)
Weighted-average shares outstanding, basic and diluted	67,349,551	45,090,166